UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024 (August 12, 2024)

MARVION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21st Floor, Centennial Tower,
3 Temasek Avenue,
Singapore	039190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2024, CHAN Man Chung resigned from his positions as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of Marvion Inc. (the “Company”). Concurrently therewith, CHAN, Sze Yu was appointed to serve as the new Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. The departure of CHAN Man Chung from his position as Chief Executive Officer was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

CHAN Sze Yu, age 39, is currently the Chief Executive Officer of a group of local furniture and logistics companies, including Furniture Station, MA.NI Home Services Ltd, Power King (Hong Kong) Logistics Company Limited, Wing Fat Furniture Factory and CIMA SOFA. Mr. Chan is also the founder of KSK Logistics Limited and CEO of the company since 2023. From 2000 to 2016, Mr. Chan has been a logistics contractor for many furniture companies such as DSC Direct Sale Centre, Good Idea Furniture and Design, and Farbe Sofa Design.

Mr. Chan has extensive experience and business networks in the field of logistics and home furnishing industry, which will bring to our Board and management deep experiences in developing and expanding our logistics and value-add services to the market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: August 15, 2024

	By:	/s/ CHAN Sze Yu
CHAN Sze Yu
Chief Executive Officer

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